Exhibit 99.1 - Earnings Release – Second fiscal quarter ended March 28, 2010

                        201 N. Harrison St.
Davenport, IA 52801
www.lee.net

NEWS RELEASE

Lee Enterprises reports earnings growth, improving
revenue and 16% increase in operating cash flow

DAVENPORT, Iowa (April 20, 2010) — Lee Enterprises, Incorporated (NYSE: LEE) reported today that for its second fiscal quarter ended March 28, 2010, operating cash flow(1) increased 16.2 percent compared with a year ago, as online advertising revenue climbed 14.1 percent and the decline in total revenue moderated by more than half from the previous quarter to 6.6 percent.

Earnings per diluted common share were 7 cents, compared with a loss of $1.16 per share a year ago. Excluding adjustments(2) for curtailment gains, the impact of new health care legislation and other unusual items, earnings per diluted common share were 4 cents, compared with a loss of 7 cents a year ago.

Mary Junck, chairman and chief executive officer, said: “Lee posted another good quarter, with steadily improving revenue trends, a 14 percent jump in online advertising sales and continued earnings growth. Aggressive new sales initiatives have driven nearly 4,700 new online accounts since November and are gaining momentum. The gradually brightening business environment is also helping, and earlier Easter advertising caused March to be easily the best month of the quarter. We expect our revenue performance to continue improving in a still-rough economy, and we also remain focused on careful, long-term cost control.”

SECOND QUARTER OPERATING RESULTS

Operating revenue for the quarter totaled $185.7 million, a decline of 6.6 percent compared with a year ago. Combined print and online advertising revenue decreased 7.7 percent to $130.6 million, with retail advertising down 6.4 percent, national also down 6.4 percent and classified down 10.2 percent. Combined print and online employment advertising revenue decreased 16.5 percent, automotive decreased 11.9 percent, real estate decreased 17.7 percent and other classified declined 0.1 percent. Online advertising revenue on a standalone basis increased 14.1 percent to $11.3 million, representing 8.7 percent of total advertising revenue. Online retail advertising revenue rose 21.2 percent and online classified advertising increased 3.9 percent. The number of unique visitors at Lee online sites totaled 47.4 million for the quarter, an increase of 13.2 percent compared with a year ago.

Operating expenses, excluding depreciation, amortization and curtailment gains, decreased 10.4 percent. Compensation declined 5.9 percent, with the average number of full-time equivalent employees down 7.7 percent. Newsprint and ink expense decreased 36.8 percent, a result of a reduction in newsprint volume of 12.7 percent and reduced cost of newsprint. Cash costs are expected to decline 9 percent in total for the fiscal year.

Operating cash flow increased 16.2 percent from a year ago to $33.3 million. Operating cash flow margin(1)  increased to 17.9 percent from 14.4 percent a year ago in the historically smallest revenue quarter of the year. Including equity in earnings of associated companies, depreciation and amortization, as well as impairment charges and other unusual items in both years, operating income totaled $26.7 million, compared with an operating loss of $146.3 million a year ago. Operating income margin was 14.4 percent in the quarter. Non-operating expenses, primarily interest expense and debt financing costs, declined $10.1 million. Income tax expense was adversely impacted by new health care legislation, all of which, combined, resulted in income available to common stockholders of $3.0 million, compared with a loss of $51.8 million a year ago.

NEW UNION CONTRACT RESULTS IN CURTAILMENT GAINS

Non-cash, pretax curtailment gains totaling $13.9 million resulted from a new union contract in St. Louis.

On March 27, 2010, members of the St. Louis Newspaper Guild, Local 36047 voted to approve a new, 5.5-year contract, effective April 1, 2010. Guild members had been operating under the provisions of a contract that expired in June 2009. Significant contract provisions that are changed from the previous contract include:

•	Wages
o	Reduction in wages of 6% as of April 1, 2010, excluding certain commissioned sales staff
o	Increase in base compensation for certain commissioned sales staff
o	One week unpaid furlough in the six months ending September 2010
o	One week unpaid furlough in each of the years ending September 2011 and 2012
o
2.5% wage increases effective on each of October 1, 2012, 2013 and/or 2014 if revenue of the St. Louis Post-Dispatch, including an associated business, achieves 2% growth levels in the immediately preceding fiscal year

•	Benefits
o	Elimination of postretirement medical coverage
o	Elimination of retiree life insurance
o	Freeze of defined benefit pension benefits
o	Increase in annual company 401(k) contributions of $300 per employee.

The new contract includes a six-month moratorium on layoffs for Guild members and relaxes seniority restrictions in the event of future layoffs. The contract continues through September 2015.

In addition to the curtailment gains, the contract changes reduced Lee’s liabilities for post-retirement medical benefit and pension obligations by $6.6 million and $2.0 million, respectively. Also, the changes are expected to reduce operating expenses for the six months ending September 2010 by $1.3 million and by an average of $1.8 million on an annual basis over the life of the contract.

IMPACT OF HEALTH CARE LEGISLATION

As a result of the Patient Protection and Affordable Care Act signed into law in March 2010, a one-time charge to earnings of $2.0 million was required in the quarter to reflect the write-off of deferred income tax assets due to the loss of future tax deductions for providing retiree prescription-drug benefits.

ADJUSTED EARNINGS AND EPS FOR THE QUARTER

Unusual items affecting year-over-year comparisons include, in 2010, curtailment gains, the impact of health care legislation and non-cash writedowns of equipment no longer in use due to streamlining of operations.  In 2009, unusual items include impairment charges and nonrecurring debt financing costs. Also, $71.3 million of the liability related to the redemption of the minority interest in St. Louis initially recorded in 2008 was reversed in 2009, increasing 2009 results by $58.1 million. The following table summarizes the impact from unusual items on income (loss) available to common stockholders and earnings (loss) per diluted common share. Per share amounts may not add due to rounding.

	13 Weeks Ended
	March 28, 2010		March 29, 2009
(Thousands, Except Per Share)	Amount	Per Share	Amount	Per Share

Income (loss) available to common stockholders, as reported	$2,991	$0.07	$(51,757)	$(1.16)
Adjustments:
Curtailment gains	(13,882)		-
Impairment of goodwill and other assets, including TNI Partners	3,290		154,813
Debt financing costs	1,972		12,927
Other, net	306		2,443
	(8,314)		170,183
Income tax adjustment related to new health care legislation	2,012		-
Income tax effect of adjustments, net, other unusual tax items, and impact on minority interest	5,223		(63,261)
	(1,079)	(0.02)	106,922	2.41
Income available to common stockholders, as adjusted	1,912	0.04	55,165	1.24
Change in redeemable minority interest liability	-	-	(58,094)	(1.31)
Net income (loss), as adjusted	$1,912	$0.04	$(2,929)	$(0.07)

YEAR TO DATE OPERATING RESULTS

Operating revenue for the six months totaled $395.6 million, a decline of 10.6 percent compared with a year ago. Combined print and online advertising revenue decreased 12.6 percent to $285.0 million, with retail advertising down 11.4 percent, national down 11.9 percent and classified down 15.3 percent. Combined print and online employment advertising revenue decreased 30.7 percent, automotive decreased 16.0 percent, real estate decreased 19.5 percent and other classified declined 0.4 percent. Online advertising revenue increased 2.0 percent to percent to $22.0 million.

Operating expenses, excluding depreciation, amortization and curtailment gains, decreased 14.3 percent, with compensation down 9.7 percent and newsprint and ink down 43.8 percent.

Operating cash flow increased 5.7 percent for the six months compared with a year ago to $86.4 million. Operating cash flow margin increased to 21.9 percent from 18.5 percent a year ago. Including equity in earnings of associated companies, depreciation and amortization, as well as impairment charges and other unusual items, operating income totaled $94.5 million, compared with a loss of $180.6 million a year ago. Operating income margin was 23.9 percent for the six months. Non-operating expenses, primarily interest expense and debt financing costs, declined $7.1 million. Income tax expense was adversely impacted by health care legislation, all of which, combined, resulted in income available to common stockholders of $30.9 million, compared with a loss of $100.4 million a year ago.

YEAR TO DATE ADJUSTED EARNINGS AND EPS

Unusual items affecting year-over-year comparisons include, in 2010, curtailment gains, the impact of health care legislation and non-cash writedowns of equipment no longer in use due to streamlining of operations.  In 2009, unusual items include impairment charges and nonrecurring debt financing costs. Also, $71.3 million of the liability related to the redemption of the minority interest in St. Louis initially recorded in 2008 was reversed in 2009, increasing 2009 results by $57.1 million. The following table summarizes the impact from unusual items on income (loss) available to common stockholders and earnings (loss) per diluted common share. Per share amounts may not add due to rounding.

	26 Weeks Ended
	March 28, 2010		March 29, 2009
(Thousands, Except Per Share)	Amount	Per Share	Amount	Per Share

Income (loss) available to common stockholders, as reported	$30,897	$0.69	$(100,434)	$(2.26)
Adjustments:
Curtailment gains	(45,012)		-
Impairment of goodwill and other assets, including TNI Partners	3,290		224,858
Debt financing costs	3,967		14,850
Other, net	1,095		2,665
	(36,660)		242,373
Income tax adjustment related to new health care legislation	2,012		-
Income tax effect of adjustments, net, other unusual tax items, and impact on minority interest	17,013		(77,131)
	(17,635)	(0.40)	165,242	3.72
Income available to common stockholders, as adjusted	13,262	0.30	64,808	1.46
Change in redeemable minority interest liability	-	-	(57,055)	(1.28)
Net income, as adjusted	$13,262	$0.30	$7,753	$0.17

DEBT AND FREE CASH FLOW(3)

Debt was reduced $27.1 million in the quarter and $34.3 million year to date. Debt, net of cash, has been reduced $83.2 million in the last 12 months.

Carl Schmidt, vice president, chief financial officer and treasurer, said Lee continues to meet all financial covenants and expects to continue repaying debt primarily with ongoing cash flow. Liquidity at the end of the quarter totaled $92.5 million, a level virtually identical to a year ago, against $72.0-76.5 million of debt repayments due in the next four quarters.

Free cash flow totaled $17.6 million for the quarter, compared with a deficit of $6.0 million a year ago. Year to date, free cash flow totaled $52.5 million, compared with $14.5 million a year ago, resulting from improvements in operating results and reduced non-operating costs.

ABOUT LEE

Lee Enterprises is a leading provider of local news, information and advertising in primarily midsize markets, with 49 daily newspapers and a joint interest in four others, online sites and 300 specialty publications in 23 states. Lee’s newspapers have circulation of 1.4 million daily and 1.7 million Sunday, reaching nearly four million readers daily. Lee’s online sites attract nearly 16 million unique visits monthly, and Lee’s weekly publications have distribution of four million households. Lee’s markets include St. Louis, Mo.; Lincoln, Neb.; Madison, Wis.; Davenport, Iowa; Billings, Mont.; Bloomington, Ill.; and Tucson, Ariz. Lee stock is traded on the New York Stock Exchange under the symbol LEE. For more information about Lee, please visit www.lee.net.

LEE ENTERPRISES, INCORPORATED
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(Thousands, Except Per Share)

	13 Weeks Ended				26 Weeks Ended
	Mar 28 2010	Mar 29 2009%			Mar 28 2010	Mar 29 2009%
Advertising revenue:
Retail	$73,536	$79,853	(7.9	) %	$168,315	$192,787	(12.7	) %
National	8,734	9,591	(8.9)		19,379	22,442	(13.6)
Classified:
Daily newspapers:
Employment	5,110	6,413	(20.3)		9,899	15,099	(34.4)
Automotive	5,879	7,461	(21.2)		12,284	16,104	(23.7)
Real estate	5,764	7,314	(21.2)		12,135	15,440	(21.4)
All other	10,512	9,946	5.7		21,691	19,992	8.5
Other publications	6,649	7,552	(12.0)		13,248	15,909	(16.7)
Total classified	33,914	38,686	(12.3)		69,257	82,544	(16.1)
Online	11,314	9,919	14.1		21,963	21,540	2.0
Niche publications	3,065	3,480	(11.9)		6,051	6,799	(11.0)
Total advertising revenue	130,563	141,529	(7.7)		284,965	326,112	(12.6)
Circulation	45,018	47,086	(4.4)		90,133	94,642	(4.8)
Commercial printing	2,696	3,042	(11.4)		5,627	6,511	(13.6)
Online services & other	7,467	7,187	3.9		14,857	15,134	(1.8)
Total operating revenue	185,744	198,844	(6.6)		395,582	442,399	(10.6)
Operating expenses:
Compensation	79,298	84,295	(5.9)		161,433	178,778	(9.7)
Newsprint and ink	13,061	20,664	(36.8)		25,754	45,818	(43.8)
Other operating expenses	59,793	62,871	(4.9)		121,270	132,821	(8.7)
Workforce adjustments and transition costs	290	2,351	(87.7)		687	3,189	(78.5)
	152,442	170,181	(10.4)		309,144	360,606	(14.3)
Operating cash flow	33,302	28,663	16.2		86,438	81,793	5.7
Depreciation	7,173	8,408	(14.7)		14,535	16,704	(13.0)
Amortization	11,307	12,092	(6.5)		22,627	24,195	(6.5)
Impairment of goodwill and other assets	3,290	144,862	(97.7)		3,290	214,907	(98.5)
Curtailment gains	13,882	-	NM		45,012	-	NM
Equity in earnings (loss) of associated companies:
TNI Partners	820	451	81.8		1,718	2,320	(25.9)
Madison Newspapers	457	(103)	NM		1,748	1,092	60.1
Reduction in investment in TNI Partners	-	9,951	NM		-	9,951	NM
Operating income (loss)	26,691	(146,302)	NM		94,464	(180,552)	NM

Non-operating income (expense):
Financial income	146	549	(73.4)	199	1,820	(89.1)
Financial expense	(15,643)	(17,031)	(8.1)	(35,448)	(35,116)	0.9
Debt financing costs	(1,972)	(12,927)	(84.7)	(3,967)	(14,850)	(73.3)
Other, net	-	1,823	NM	-	1,823	NM
	(17,469)	(27,586)	(36.7)	(39,216)	(46,323)	(15.3)
Income (loss) from continuing operations before income taxes	9,222	(173,888)	NM	55,248	(226,875)	NM
Income tax expense (benefit)	6,241	(63,999)	NM	24,309	(69,523)	NM
Minority interest	(9)	(38)	(76.3)	42	132	(68.2)
Income (loss) from continuing operations	2,991	(109,851)	NM	30,897	(157,484)	NM
Discontinued operations	-	-	NM	-	(5)	NM
Net income (loss)	2,991	(109,851)	NM	30,897	(157,489)	NM
Change in redeemable minority interest liability	-	58,094	NM	-	57,055	NM
Income (loss) available to common stockholders	$ 2,991	$ (51,757)	NM	$ 30,897	$(100,434)	NM

Earnings (loss) per common share:
Basic:
Continuing operations	$0.07	$(1.16)	NM	$0.69	$(2.26)	NM
Discontinued operations	-	-	-	-	-	-
	$0.07	$(1.16)	NM	$0.69	$(2.26)	NM

Diluted:
Continuing operations	$0.07	$(1.16)	NM	$0.69	$(2.26)	NM
Discontinued operations	-	-	-	-	-	-
	$0.07	$(1.16)	NM	$0.69	$(2.26)	NM

Average common shares:
Basic	44,563	44,449		44,547	44,427
Diluted	45,957	44,449		44,860	44,427

FREE CASH FLOW
(Thousands)

	13 Weeks Ended		26 Weeks Ended
	Mar 28 2010	Mar 29 2009	Mar 28 2010	Mar 29 2009
Operating income (loss)	$26,691	$(146,302)	$94,464	$(180,552)
Depreciation and amortization	18,581	20,880	37,710	41,658
Impairment of goodwill and other assets	3,290	144,862	3,290	214,907
Reduction in investment in TNI Partners	-	9,951	-	9,951
Curtailment gains	(13,882)	-	(45,012)	-
Stock compensation	462	513	1,147	1,565
Cash interest expense	(15,799)	(18,426)	(35,759)	(38,575)
Debt financing costs paid	-	(13,138)	-	(22,840)
Financial income	145	549	199	1,820
Cash income tax benefit (paid)	63	(1,187)	1,334	(5,604)
Minority interest	9	38	(42)	(132)
Capital expenditures	(1,928)	(3,721)	(4,796)	(7,678)
Total	$17,632	$(5,981)	$52,534	$14,520

SELECTED COMBINED PRINT AND ONLINE ADVERTISING REVENUE
(Thousands)

	13 Weeks Ended				26 Weeks Ended
	Mar 28 2010	Mar 29 2009%			Mar 28 2010	Mar 29 2009%
Retail	$77,249	82,503	(6.4	) %	$175,504	$198,126	(11.4	) %
National	9,174	9,800	(6.4)		20,103	22,831	(11.9)

Classified:
Employment	8,458	10,131	(16.5)		16,219	23,411	(30.7)
Automotive	9,766	11,083	(11.9)		19,996	23,813	(16.0)
Real estate	7,752	9,423	(17.7)		16,245	20,174	(19.5)
Other	15,098	15,109	(0.1)		30,846	30,959	(0.4)
Total classified	$41,074	$45,746	(10.2	) %	$83,306	$98,357	(15.3	) %

REVENUE BY REGION
(Thousands)

	13 Weeks Ended				26 Weeks Ended
	Mar 28 2010	Mar 29 2009%			Mar 28 2010	Mar 29 2009%
Midwest	$109,892	$117,634	(6.6	) %	$236,267	$265,396	(11.0	) %
Mountain West	34,445	36,737	(6.2)		74,060	81,938	(9.6)
West	22,440	24,024	(6.6)		47,392	53,453	(11.3)
East/Other	18,967	20,449	(7.2)		37,863	41,612	(9.0)
Total	$185,744	$198,844	(6.6	) %	$395,582	$442,399	(10.6	) %

DAILY NEWSPAPER ADVERTISING VOLUME
(Thousands of inches)

	13 Weeks Ended				26 Weeks Ended
	Mar 28 2010	Mar 29 2009%			Mar 28 2010	Mar 29 2009%
Retail	2,380	2,457	(3.1	) %	5,240	5,760	(9.0	) %
National	119	111	7.2		271	259	4.6
Classified	2,570	2,696	(4.7)		5,278	5,665	(6.8)
Total	5,069	5,264	(3.7	) %	10,789	11,684	(7.7	) %

SELECTED BALANCE SHEET INFORMATION
(Thousands)

	Mar 28	Mar 29
	2010	2009
Cash	$20,020	$14,232
Restricted cash and investments	9,373	4,300
Debt (principal amount)	1,134,031	1,206,375

SELECTED STATISTICAL INFORMATION
(Dollars in thousands)

	13 Weeks Ended				26 Weeks Ended
	Mar 28 2010	Mar 29 2009%			Mar 28 2010	Mar 29 2009%
Capital expenditures	$1,928	$3,721	(48.2	) %	$4,796	$7,678	(37.5	) %
Newsprint volume (tonnes)	22,120	25,331	(12.7)		45,574	56,105	(18.8)
Average full-time equivalent employees	6,148	6,659	(7.7)		6,224	6,967	(10.7)

NOTES:

(1)
Operating cash flow, which is defined as operating income before depreciation, amortization, impairment charges, curtailment gains, and equity in earnings of associated companies, and operating cash flow margin (operating cash flow divided by operating revenue) are non-GAAP (Generally Accepted Accounting Principles) financial measures. Reconciliations of operating cash flow to operating income (loss), the most directly comparable GAAP measure, are included in a table accompanying this release.

No non-GAAP financial measure should be considered as a substitute for any related GAAP financial measure.  However, the company believes the use of non-GAAP financial measures provides meaningful supplemental information with which to evaluate its financial performance, or assist in forecasting and analyzing future periods. The company also believes such non-GAAP financial measures are alternative indicators of performance used by investors, lenders, rating agencies and financial analysts to estimate the value of a publishing business and its ability to meet debt service requirements.

(2)
Adjusted net income and adjusted earnings per common share, which are defined as income (loss) available to common stockholders and earnings (loss) per common share adjusted to exclude unusual items and those of a substantially non-recurring nature, are non-GAAP financial measures. See (1) above. Reconciliations of adjusted net income and adjusted earnings per common share to income (loss) available to common stockholders and earnings (loss) per common share are included in tables in this release.

(3)
Free cash flow, which is defined as operating income, plus depreciation and amortization, impairment charges, stock compensation, financial income and cash income tax benefit, minus curtailment gains, financial expense (exclusive of non-cash amortization and accretion), cash income taxes, capital expenditures and minority interest, is a non-GAAP financial measure. See (1) above. Reconciliations of free cash flow to operating income (loss), the most directly comparable GAAP measure, are included in a table accompanying this release.

(4)
Certain amounts as previously reported have been reclassified to conform with the current period presentation. The prior period has been adjusted for comparative purposes, and the reclassifications have no impact on earnings.

FORWARD-LOOKING STATEMENTS — The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. This news release contains information that may be deemed forward-looking that is based largely on Lee Enterprises, Incorporated’s current expectations, and is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those anticipated. Among such risks, trends and other uncertainties, which in some instances are beyond its control, are the Company’s ability to generate cash flows and maintain liquidity sufficient to service its debt, and comply with or obtain amendments or waivers of the financial covenants contained in its credit facilities, if necessary. Other risks and uncertainties include the impact and duration of continuing adverse economic conditions, changes in advertising demand, potential changes in newsprint and other commodity prices, energy costs, interest rates and the availability of credit due to instability in the credit markets, labor costs, legislative and regulatory rulings, difficulties in achieving planned expense reductions, maintaining employee and customer relationships, increased capital costs, competition and other risks detailed from time to time in the Company’s publicly filed documents, including the Company Annual Report on Form 10-K for the year ended September 27, 2009. Any statements that are not statements of historical fact (including statements containing the words “may,” “will,” “would,” “could,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “projects,” “considers” and similar expressions) generally should be considered forward-looking statements. Readers are cautioned not to place undue reliance on such forward-looking statements, which are made as of the date of this release. The Company does not undertake to publicly update or revise its forward-looking statements.

Contact: dan.hayes@lee.net, (563) 383-2100